EMPIRE, GHI, HIP and GNYHA JOIN CAREINSITE
CONSUMER HEALTH SERVICES NETWORK

CAREINSITE ACQUIRES THINC

ELMWOOD PARK, NJ - January 20, 2000

CareInsite, Inc. (NASDAQ: CARI), America's interactive healthcare services network, announced today that Empire Blue Cross and Blue Shield (Empire), Group Health Incorporated (GHI), HIP Health Plans (HIP) and GNYHA Management Corporation, a subsidiary of Greater New York Hospital Association (GNYHA) will be the initial participants in CareInsite's consumer health services network. Empire, GHI and HIP already participate in CareInsite's suite of administrative, financial and clinical transactions for physicians. With exclusive access to more than 185,000 physicians via Medical Manager and, upon deployment, millions of consumers via America Online, the CareInsite network will be the first to span the complete continuum of care.

To simplify the burdens presented by the complexities of today's healthcare system and to bring interactive services online, Empire, GHI, HIP and GNYHA have contracted with CareInsite to create a new direct channel of communication to their 7 million members and the physicians, pharmacies, labs and other providers that make up their members' personal healthcare communities. Under these four-year agreements, Empire, GHI, HIP and GNYHA will provide content and interactive communications services as part of CareInsite's consumer health services network, which will be accessible on the World Wide Web and through AOL's Health Channel. AOL and CareInsite announced an agreement in September 1999 under which CareInsite and AOL will develop co-branded sites where AOL's 20 million members and millions more visitors to several of their web-based brands will be able to better manage their health.

In January 1999, Empire, GHI and HIP began working exclusively with CareInsite to provide physicians with a suite of clinical and managed care transaction services that enable the confidential exchange of patient-specific information between physicians, health plans, pharmacies and labs. Marv Rich, CEO of CareInsite, said, "Participating in CareInsite's complete suite of physician and consumer transaction services provides exponential value to payers. This premier group of payers will benefit from the nation's first interactive healthcare services network which links physicians, patients, payers and suppliers throughout the healthcare delivery experience."

"We are committed to promoting the CareInsite connectivity services as part of our overall strategy to use the Internet to reduce our administrative costs and maintain and enhance our relationship with network physicians and members," said Michael Stocker, M.D., President and CEO of Empire Blue Cross and Blue Shield. He continued, "By providing online real time answers to member's everyday questions, and information to help members better manage their health, Empire will be delivering a valuable service and benefit. CareInsite's complete suite of


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connectivity services will strengthen our relationship with our members and physicians, while fostering better patient care and driving down costs."

The CareInsite services will allow health plan members to register with their physician, schedule appointments and renew prescriptions. Health plan members can also verify eligibility, check the status of claims and select a provider. In conjunction with participating pharmacies and clinical laboratories, members will be able to renew expired prescriptions and view lab results.

"We decided to team with CareInsite in the member and physician services arena because the CareInsite services are about using interactive connectivity to complement the functional needs of healthcare, not merely searching and browsing content which is readily available in the public domain," said Frank J. Branchini, President and CEO of GHI. He continued, "With CareInsite, GHI members will be able to identify their personal healthcare community - our health plan, our network physicians and pharmacies, and communicate interactively with them online."

Anthony L. Watson, Chairperson and Chief Executive Officer of HIP, said, "Our members will use the CareInsite services to select a provider, inquire as to the status of a claim, review plan policies, and receive an explanation of benefits online. The CareInsite consumer health services network will provide us with a secure, trusted online environment to communicate effectively and efficiently with our members."

CareInsite is AOL's exclusive provider of the network allowing healthcare providers, insurers, HMOs, covered pharmacies and labs to directly communicate with their patients, and the co-branded AOL/CareInsite sites are expected to begin rolling out later this year. "We're very pleased to work with CareInsite and welcome the newest participants in their consumer health services network," said David Gang, AOL's Senior Vice President for Strategic Development. "There's nothing more important to people than their health, and by working together with CareInsite we hope to set in motion a simple but profound improvement in healthcare, bringing our members closer to the healthcare community and the healthcare community closer to their patients."

CareInsite also announced today that it has agreed to acquire the remaining equity interests of The Health Information Network Connection (THINC) that it does not already own in a stock transaction valued at approximately $45,000,000. THINC was founded in 1997 by Empire, GHI, HIP and GNYHA. As previously announced, CareInsite acquired a twenty percent interest in THINC in January 1999 and since that time has been operating the organization under a management services agreement. Simultaneous with CareInsite's acquisition of THINC, the warrants to purchase 3,247,294 shares of CareInsite common stock, which represent the founding members' interests in the warrants that are currently held by THINC, will be distributed to the founding members. Sale of the common stock issuable upon exercise of the warrants will be subject to certain restrictions on transfer.

Kenneth Raske, Chairman of THINC and President of GNYHA, said, "With its vast array of financial, managerial and technological resources, CareInsite is best positioned to provide the


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hospitals, physicians, payers and patients in the New York metropolitan area with an efficient and effective means of communicating and transacting with one another. The founding members of THINC are committed to CareInsite and we strongly believe that the acquisition of THINC by CareInsite will allow our original vision for THINC to be fulfilled in a way that would otherwise have never been possible."

Martin J. Wygod, Chairman of CareInsite, said, "The acquisition of THINC is consistent with our desire to provide physicians with an all patient, all payer solution for interactive communication with health plans, pharmacies and laboratories. Our acquisition of the remaining interest in THINC will eliminate any potential confusion that may have resulted from marketing under both the THINC and CareInsite brand names in the New York metropolitan area. This acquisition will further enhance our ability to contract with the other payers in the New York marketplace and ensure an open network equally available to all payers, providers and suppliers. This will allay potential fears, albeit unfounded, that the founding members of THINC would differentially benefit from their ownership position."

About CareInsite

CareInsite, Inc. provides innovative healthcare network and e-commerce services that leverage Internet technology to enable the confidential exchange of clinical, administrative and financial information among physicians and their patients, and affiliated health plans, providers and suppliers. The Company's services are designed to improve the quality of patient care and reduce the administrative and clinical costs of healthcare. CareInsite is a 72% owned subsidiary of Medical Manager Corporation (NASDAQ: MMGR).

Contact:

James R. Love
Executive Vice President and Chief Financial Officer
(201) 703-3400

This press release contains certain forward looking statements relating to Medical Manager's and CareInsite's businesses. These statements are based on current plans and expectations and involve risks and uncertainties including, but not limited to, the feasibility of developing commercially profitable healthcare e-commerce services, the effect of economic conditions, physician and other user acceptance, the impact of competitive products, services and pricing, product development, commercialization and technological difficulties, and other risks detailed in Medical Manager's and CareInsite's Securities and Commission filings. Further information about these matters can be found in Medical Manager's and CareInsite's filings with the Securities and Exchange Commission. Medical Manager and CareInsite expressly disclaim any intent or obligation to update these forward looking statements.